UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2022

Mawson Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40849	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 5, 97 Pacific Highway, North Sydney NSW Australia	2060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +61 02 8624 6130

______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	MIGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of matters to a vote of security holders.

On, December 22, 2022, Mawson Infrastructure Group Inc. (the “Company”) commenced a written consent solicitation of its stockholders (“the Consent Solicitation”) to vote on an amendment to its Certificate of Incorporation to (i) effectuate a reverse stock split of all of the outstanding shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a ratio of 1-6 (“Reverse Stock Split”) and (ii) decrease the Company’s authorized Common Stock from 120,000,000 shares to 90,000,000 (“the Capitalization Reduction”). The total number of votes entitled to vote under the Consent Solicitation was 81,755,291.

The stockholders approved the Reverse Stock Split and Capitalization Reduction, and the tabulation of votes as at December 22, 2022 was as follows:

Proposal 1: Reverse Stock Split

FOR	AGAINST	ABSTAIN
0	0	0

Proposal 2: Capitalization Reduction

FOR	AGAINST	ABSTAIN
0	0	0

The Company intends to file the Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mawson Infrastructure Group Inc.

Date: December 22, 2022	By:	/s/ James Manning
James Manning
Chief Executive Officer

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